UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2009, Abitibi-Consolidated Inc. ("ACI") and Abitibi-Consolidated Company of Canada ("ACCC"), direct and indirect subsidiaries, respectively, of AbitibiBowater Inc. (the "Company"), entered into an Acquisition Agreement with HQ Énergie Inc., a wholly-owned direct subsidiary of Hydro-Quebec, for the sale of ACCC's 60% indirect interest in the 335MW hydroelectric facility currently owned and operated by Manicouagan Power Company ("MPCo").  The Acquisition Agreement is an important step in the implementation of the series of transactions contemplated by the Implementation Agreement dated September 3, 2009 among ACI, ACCC, Alcoa Canada Ltd. and  Alcoa Ltd. (collectively, "Alcoa") and MPCo, to which HQ Énergie Inc. intervened.  The Superior Court of Québec (the "Canadian Court") authorized the entry into the Acquisition Agreement, among other things, on November 17, 2009 pursuant to the proceedings under the Companies' Creditors Arrangement Act (Canada).

The Implementation Agreement contemplates that, in connection with the closing of the transactions contemplated thereby, ACCC will acquire Alcoa's 40% interest in MPCo, MPCo will be wound-up into ACCC and ACCC will in turn transfer all the assets and liabilities (subject to certain exclusions) of MPCo's business to a newly-formed limited partnership to be held by Alcoa and HQ Énergie Inc. (or another wholly-owned direct subsidiary of Hydro-Québec or one of their permitted assignees under the Acquisition Agreement, "HQ Purchaser"). The Acquisition Agreement sets forth HQ Purchaser's obligation to purchase a 59.9994% interest in that limited partnership and a 60% interest in the general partner of the limited partnership, which itself will hold a 0.001% interest in the limited partnership. It also provides for the assignment of certain ACCC power purchase contracts to HQ Purchaser, for total gross proceeds of CAN$615 million (including the assumption of certain liabilities). The Implementation Agreement provides that Alcoa Canada Ltd. will become the holder of the remaining 39.9996% interest in the partnership and a 40% interest in the general partner.

The Company expects to set aside temporarily CAN$282 million ($254 million) in a wholly-owned unlimited liability company subsidiary to secure certain indemnities and undertakings provided to Alcoa in connection with the transactions contemplated by the Implementation Agreement. CAN$230 million ($207 million) of those funds would be made available to ACI in the form of an interest-free debtor in possession loan on terms and conditions similar to the US$100 Million SuperPriority Senior Secured Debtor In Possession Credit Facility dated May 6, 2009 among ACI, Donohue Corp. and Bank of Montreal, read and received by Investissement Québec, as amended (the "Abitibi DIP Facility") and reasonably satisfactory to Alcoa, including similar security features, but it would rank immediately thereafter (although that prior ranking would be limited to the subrogation rights of ACI's secured creditors in connection with the repayment of the Abitibi DIP Facility) (the "ULC DIP Facility"). Pursuant to the Canadian Court's November 16, 2009 order approving the ULC DIP Facility and the distribution of certain proceeds of the MPCo sale transaction, CAN$130 million ($117 million) of the ULC DIP Facility would be fully drawn at closing, subsequent draws of up to CAN$50 million ($45 million) would be advanced upon five business days' notice, subject to certain conditions imposed by the Canadian Court, and the remaining CAN$50 million ($45 million) would become available only upon further order of the Canadian Court. The balance of the expected gross proceeds of CAN$615 million ($553 million) would be allocated as follows:

● approximately CAN$61 million ($55 million) (CAN$26 million ($23.4 million) of which would come from proceeds of the ULC DIP Facility) to repay all amounts outstanding under the Abitibi DIP Facility;

● CAN$200 million ($180 million) as partial repayment of ACCC's 13.75% Senior Secured Notes due 2011;

● approximately CAN$67 million ($60 million) to pay taxes incurred by Alcoa and its affiliates as a result of the transaction, ACCC's estimated transaction costs, pre-filing amounts owed to the distribution division of Hydro-Quebec by ACCC and its affiliates, including amounts owed by Bowater Canadian Forest Products Inc., as well as pre-filing amounts owed to MPCo and Alcoa for electricity purchased by ACCC from MPCo and

● approximately CAN$31 million ($28 million) will be subject to a two-year holdback by HQ Purchaser.

U.S. dollar figures in the foregoing description assume an exchange rate of CAN$1.00 equal to US$0.90; the actual U.S. dollar amounts will be based on the exchange rate on the date of closing.

The closing of the transactions contemplated by the Acquisition Agreement is subject to a number of customary and other closing conditions to be satisfied or waived by the party they are intended to benefit, such as the receipt of a vesting order from the Canadian Court (which was received on November 17, 2009), the receipt of an advance ruling pursuant to the Competition Act (Canada) (which was received on March 19, 2009), the receipt of orders-in-council from the Government of the Province of Quebec authorizing certain of the transactions contemplated in the Implementation Agreement, the completion of the transactions contemplated by the Implementation Agreement, there having been no material adverse effect since the date of the Implementation Agreement, the execution of a collective bargaining agreement with MPCo's unionized employees, the finalization of the terms of the ULC DIP Facility, the finalization and execution of certain ancillary agreements, the sale of certain of ACCC's power transmission lines to a Hydro-Quebec subsidiary and the entry into a long-term power supply agreement with Hydro-Quebec's distribution division for the supply of electricity to the Company's Baie-Comeau, Quebec paper mill. The Acquisition Agreement is also subject to customary termination provisions, including the right for any party to terminate if closing has not occurred by December 31, 2010, and includes customary representations and warranties and indemnification provisions for transactions of this type.

A copy of the Acquisition Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. This description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference thereto.

Cautionary Note Regarding Forward-Looking Statements

Statements in this current report on Form 8-K that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements regarding the allocation of proceeds, the applicable closing conditions to the transactions contemplated and the anticipated closing date. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "should," "would," "could," "may," "expect," "believe," and other terms with similar meaning indicating possible future events or potential impact on the business or stockholders of the Company.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the Company's ability to complete the anticipated sale of its 60% interest in Manicouagan Power Company and apply the proceeds as anticipated, the Company and its counterparties' ability to satisfy all of the closing conditions, and that the closing may be further delayed for unforeseen reasons and the potential impact of the sale of the Company's interest in MPCo on mill operations. Additional factors are detailed from time to time in the Company's filings with the Securities and Exchange Commission (the "SEC") and the Canadian securities regulatory authorities, including those factors contained under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 30, 2009, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements in this current report on Form 8-K are expressly qualified by information contained in the Company's filings with the SEC and the Canadian securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking information.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

	10.1	Acquisition Agreement among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and HQ Énergie Inc., dated as of November 12, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: November 18, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Acquisition Agreement among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and HQ Énergie Inc., dated as of November 12, 2009

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